UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2026

LQR HOUSE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41778	86-1604197
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6538 Collins Ave. Suite 344 Miami Beach, Florida	33141
(Address of principal executive offices)	(Zip Code)

(786) 389-9771

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	YHC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Hon Kit Anthony Kwong

On November 12, 2026, Hon Kit Anthony Kwong, a member of the board of directors (the “Board”) of LQR House Inc. (the “Company”) tendered his resignation from the Board, effective immediately. Mr. Kwong’s resignation from the Board was not due to any disagreement with the Company, the Board or the management of the Company on any matter relating to the Company’s operations, policies, practices or otherwise.

Appointment of Ms. Huan Wang

On November 12, 2026, the Board appointed Ms. Huan Wang as a member of the Board to fill the vacancy created by Mr. Kwong’s resignation, effective as of that date.

Ms. Huan Wang is an experienced finance professional with over 14 years of experience in financial management, accounting, tax planning, and corporate operations. She has extensive expertise in financial reporting, budgeting, internal controls, and strategic business planning. Since August 2023, Ms. Wang has served as Legal Representative, General Manager, and Financial Manager of Shenzhen Zhongying International Enterprise Management Co., Ltd., where she oversees financial operations, develops corporate growth strategies, manages investment and financing activities, and implements financial management policies and internal control systems. From March 2018 to August 2023, Ms. Wang served as Accounting Supervisor at Dalian Sanfeng Energy Group Co., Ltd., where she was responsible for financial reporting, tax planning, budget management, and financial analysis. Prior to that, she served as a Financial Specialist at Daewoo Design & Development Co., Ltd. from March 2013 to January 2018, focusing on financial reporting, budget analysis, and accounting operations. Earlier in her career, Ms. Wang held accounting and finance positions at Dalian Yintai Group, where she gained experience in financial statement preparation, tax compliance, and financial reconciliation. Ms. Wang holds a bachelor's degree in Japanese from Tonghua Normal University and a Primary Accounting Certificate.

Ms. Wang brings to the Board extensive financial management experience, strategic planning expertise, and a strong background in corporate financial operations, internal controls, and regulatory compliance.

The Board has determined that Ms. Wang is independent under the applicable rules of the Securities and Exchange Commission (the “SEC”) and The Nasdaq Stock Market. The selection of Ms. Wang to serve as a director of the Company was not pursuant to any arrangement or understanding with any other person. There are no family relationships between Ms. Wang and any director or executive officer of the Company and there are no transactions between Ms. Wang and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

In connection with such director appointment, the Company will enter into an independent director agreement with Ms. Wang. Pursuant to the director agreement, Ms. Wang will be entitled to receive from the Company an annual cash fee of $48,000, to be paid in monthly installments, for her services as a director of the Board. The foregoing summary does not purport to be complete and is qualified in its entirety by the form of director agreement filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 26, 2024.

In connection with such director appointment, the Company and Ms. Wang will enter into the Company’s standard indemnification agreement in the form filed as Exhibit 10.16 to the Company’s Registration Statement on Form S-1 filed with the SEC on June 16, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LQR HOUSE INC.

Dated: November 12, 2026	By:	/s/ Kit Yan Mark Lau
	Name:	Kit Yan Mark Lau
	Title:	Chief Financial Officer

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